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                       COMMON STOCK SUBSCRIPTION AGREEMENT


         This Common Stock Subscription Agreement (this "Agreement"), dated as of April 2, 1999, is made and entered into by and between Diversicon Holdings Corp., a Delaware corporation (the "Company") and Drel Investment Limited (the "Purchaser"), a corporation organized under the laws of the Bahamas.


                               B A C K G R O U N D


         A. The Company desires to issue and sell to Purchaser 3,700,000 shares of its common stock, $.001 par value per share (the "Common Stock"), to be sold at a price of $.50 per share, in accordance with and subject to the terms and conditions set forth in this Agreement.

         B. Purchaser desires to purchase the Common Stock at an aggregate purchase price of $1,850,000.


                                A G R E E M E N T


         In consideration of the above premises and the representations, warranties, covenants and agreements contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        PURCHASE AND SALE OF COMMON STOCK.

         1.1 PURCHASE AND SALE. Upon the terms and conditions contained herein, the Company, on this day hereby sells and issues to Purchaser, and Purchaser hereby purchases from the Company, at a purchase price of $.50 per share, 3,700,000 shares of Common Stock (the "Shares").

         1.2 PAYMENT AND DELIVERY. The Company has delivered to Purchaser a stock certificate representing the Shares against delivery to the Company by Purchaser of (i) cash in the amount of $3,700 and (ii) a promissory note in the principal amount of $1,846,300, in the form of Exhibit A, collectively representing the full purchase price for the Shares (the "Purchase Price").

SECTION 2. INVESTMENT REPRESENTATIONS. Purchaser acknowledges that the Shares are not being registered under the Securities Act of 1933, as amended (the "Act"), based, in part, on reliance that the issuance of the Shares is exempt from registration under Section 4(2) of the Act as not involving any public offering. Purchaser further acknowledges that the Company's reliance on such exemption is predicated, in part, on the following representations made by Purchaser to the Company:


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                  (a) Purchaser is an "accredited investor" as such term is
         defined under Rule 501(a) of the Act. Purchaser is acquiring the Shares solely for Purchaser's own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Shares within the meaning of the Act;

                  (b) In evaluating the merits and risks of an investment in the Shares, Purchaser has relied upon the advice of Purchaser's legal counsel, tax advisors, and/or investment advisors;

                  (c) Purchaser is experienced in evaluating and investing in companies such as the Company. The Company has afforded Purchaser or Purchaser's advisors full and complete access to all information with respect to the Company and its business and financial condition (to the extent that such information was possessed by the Company or could be acquired by the Company without unreasonable effort or expense) that Purchaser or Purchaser's advisors deemed necessary in order to evaluate the merits and risks of an investment in the Shares. Purchaser further represents and warrants that Purchaser and Purchaser's advisors have received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries made by them in respect thereof;

                  (d) Purchaser is aware that an investment in securities of a thinly-traded corporation such as the Company may be non-marketable and may require Purchaser's capital to be invested for an indefinite period of time, possibly without return. Purchaser has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the Purchase Price;

                  (e) Purchaser understands that the Shares being purchased hereunder are characterized as "restricted securities" under the federal securities laws since the shares are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. Purchaser represents that Purchaser is familiar with Rule 144 promulgated under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act;

                  (f) At no time was an oral representation made to Purchaser relating to the purchase or was Purchaser presented with or solicited by any leaflet, public or promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising relating to the purchaser hereunder; and

                  (g) Purchaser has two shareholders, namely Capital Services Limited and Argosy Industries Limited, each of which owns 50 shares of Purchaser and which collectively own 100% of the issued and outstanding shares of Purchaser.


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SECTION 3.        LIMITATIONS ON DISPOSITION. Purchaser agrees not to transfer the Shares except in accordance with the express terms of this Section 3. Any attempted transfer in violation of this Section 3 shall be void and of no effect.

         3.1 COMPLIANCE WITH SECURITIES LAWS. Without in any way limiting the representations set forth above, Purchaser further agrees not to make any disposition of all or any portion of the Shares, except in compliance with applicable federal and state securities laws and unless and until:

                  (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                  (b) such disposition is made in accordance with Rule 144 under the Act; or

                  (c) Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, Purchaser shall have furnished the Company with an opinion of counsel acceptable to Company counsel, that such disposition will not require registration under the Act and will be in compliance with applicable state securities laws.

SECTION 4. STOCK CERTIFICATE LEGEND. Purchaser understands and acknowledges that the certificate evidencing the Shares purchased by Purchaser hereunder (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) shall bear, in addition to any other legends which may be required by this Agreement or applicable state securities law, the following legend (or a similar legend):

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT") NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY), REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAW.



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SECTION 5.        MISCELLANEOUS.

         5.1 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

         5.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

         5.3 ASSIGNMENTS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                        "THE COMPANY"

                                        Diversicon Holdings Corp.
                                        a Delaware corporation



                                        By: /s/ Daniel Catalfumo, Pres.
                                           ----------------------------------


                                        "PURCHASER"

                                        Drel Investment Limited
                                        a Bahamas corporation



                                        By:   /s/ Lucien Vergier
                                           ----------------------------------

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